The Morgan Group, Inc.
                                   (Delaware)

                  100%                                   100%

          Morgan Drive Away, Inc.             Interstate Indemnity Company
               (Indiana)                               (Vermont)


                  100%

                TDI, Inc.
               (Indiana)

                    Subsidiaries of Morgan Drive Away, Inc.

                  100%                                   100%

            MDA Corporation                       Morgan Finance, Inc.
                (Oregon)                               (Indiana)

                                      100%
                     Transporation Services Unlimited, Inc.
                                   (Indiana)